                                                                    EXHIBIT 99.5

                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
                     DTC PARTICIPANT FROM BENEFICIAL OWNER

                                 FOR TENDER OF
                          8 7/8% SENIOR NOTES DUE 2006
                                IN EXCHANGE FOR
                          8 7/8% SENIOR NOTES DUE 2006
                                       OF

                            FRUIT OF THE LOOM, INC.

TO REGISTERED HOLDER AND/OR PARTICIPANT OF THE BOOK-ENTRY TRANSFER FACILITY:

    The undersigned hereby acknowledges receipt of the Prospectus dated July   ,
1999 (as the same may be amended or supplemented from time to time, the "PROSPECTUS") of Fruit of the Loom, Inc., a Delaware corporation (the "COMPANY"), Fruit of the Loom, Ltd., a Cayman Islands corporation ("FTL-CAYMAN"), and each of the Company's principal domestic subsidiary (the "GUARANTOR SUBSIDIARIES"), and the accompanying Letter of Transmittal (the "LETTER OF TRANSMITTAL"), that together constitute the Company's offer (the "EXCHANGE OFFER") to exchange any and all of its outstanding 8 7/8% Senior Notes due 2006, guaranteed by FTL-Cayman and the Guarantor Subsidiaries (the "OUTSTANDING NOTES"), for new 8 7/8% Senior Notes due 2006, guaranteed by FTL-Cayman and the Guarantor Subsidiaries (the "EXCHANGE NOTES").

    This will instruct you, the registered holder and/or participant in the Depository Trust Company ("DTC"), as to action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

    The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

    $______________ of the outstanding 8 7/8% Senior Notes due 2006.

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    / / TO TENDER the following Outstanding Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF THE OUTSTANDING NOTES TO BE TENDERED, IF ANY): $______________

    / / NOT TO TENDER any Outstanding Notes held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations (i) that the undersigned's principal residence is in the state of (FILL IN STATE) ______________, (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters that are referred to in the section of the Prospectus entitled "The Exchange Offer--Resale of the Exchange Notes," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, FTL-Cayman or any Guarantor Subsidiary; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Outstanding Notes.

---------------------------------------------------------------------------------------------
           Check this box if the Beneficial Owner of the Outstanding Notes is a broker-dealer and such broker-dealer acquired the Outstanding Notes for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS
   / /     CHECKED, A COPY OF THESE INSTRUCTIONS MUST BE RECEIVED WITHIN THREE NEW YORK STOCK
           EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE BY FRUIT OF THE LOOM, INC.,
           ATTENTION JOHN J. RAY, III FACSIMILE (312) 993-1882.
---------------------------------------------------------------------------------------------
                                          SIGN HERE

Name of beneficial owner(s): __________________________

Signature(s): _________________________________________

Name (PLEASE PRINT): __________________________________

Address: ______________________________________________

        ______________________________________________

        ______________________________________________

Telephone number: ______________________________________

Taxpayer Identification or Social Security Number: __________________________

Date: __________________________
---------------------------------------------------------------------------------------------

                                       2